Exhibit 10.36

LEASE AGREEMENT

THIS AGREEMENT OF LEASE, made and entered into this 13th day of August, 2002, by and between Fink Management, LLC (herein the “LANDLORD”), and Gunite Corporation, a Corporation (herein the “TENANT’),

WITNESSETH;

1.                                      Leased Premises and Term of Lease.

LANDLORD hereby demises and leases unto TENANT the building and real estate located at 2601 Northland Drive, Elkhart, Elkhart County, Indiana, and more particularly described in Exhibit A attached hereto and incorporated herein.  The said real estate and improvements are referred to collectively herein as the “Premises”.  The term of this lease shall be a period of seven (7) years commencing on the 1st day of October, 2002, and expiring at midnight on the 30th day of September, 2009.

2.                                      Rent.

TENANT agrees to pay, and LANDLORD agrees to accept, as the rent for the Premises:  Eight Thousand Seven Hundred Twenty-six and 63/100 Dollars ($8,726.63) concurrently with the execution of this lease representing the rent for the first month and rent for the next 11 months; Nine Thousand Two Hundred Forty-three and 76/100 Dollars ($9,243.76) on the first day of October, 2003, representing the rent for the 2nd 12 month period.  Rent for years three through seven will be adjusted annually by Midwest CPI.  The Basic Rent of $9,243,76 shall be adjusted at the beginning of the twenty-fifth month based on any increases in the Consumer Price Index and at the end of each year thereafter whether during the term of this Lease or any renewal of extension thereof.  No annual increase shall be less than One percent (1%) not to exceed Three and one-half percent (3.5%) per year compounded.  Increases in the Annual Rent shall be made in accordance with the following procedure:

(a)                                  The index to be used for this adjustment shall be the Consumer Price Index (Midwest Consumer Average, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

(b)                                 The Consumer Price Index for the third month prior to the commencement of this Lease shall be the “Base Period Consumer Price Index”.  The Consumer Price Index for the month of May in each adjustment year shall be the “Adjustment Period Consumer Price Index.”

(c)                                  The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index.  This quotient shall then be multiplied by the Basic Annual Rent, and the result shall then be added to the Basic Annual Rent.  The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments.

(d)                                 If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

All payments owing by TENANT pursuant to this lease shall be made to LANDLORD at                                             , or at such other place or places as LANDLORD may hereafter designate, and shall be made without setoff or deductions and with reasonable attorneys’ fees and costs of collection.  In the event TENANT fails to pay any rent, expenses, charges or other payments to be paid by it pursuant to this lease within ten (10) days after the due date thereof, then any unpaid amounts shall be subject to a late charge of One Hundred Dollars ($100) per day from the due date of the date of payment.  Notwithstanding this late payment charge, nonpayment of any amounts due under this lease shall constitute a default by TENANT.

It is the intention of LANDLORD and TENANT that this shall be a true net lease; that the rent herein specified shall be net to LANDLORD at all times during the term of this lease; and that all costs, expenses, and obligations of every kind relating to the Premises shall be the obligation of TENANT.

3.                                      Security Deposit.

TENANT shall pay to the LANDLORD concurrently herewith the sum of Eight Thousand Seven Hundred Twenty-six and 63/100 Dollars $8,726.63 representing a security deposit.  The security deposit shall be held by Meridian Title Corporation, Elkhart, Indiana, in an interest bearing account for the account of the TENANT as security for the full and complete performance by TENANT of all of the terms, covenants, and conditions of this Lease.

In the event TENANT commits a default hereunder, LANDLORD, at its option, may apply the security deposit, or any part thereof, plus any sum held as the last month’s rent to compensate LANDLORD for any loss, cost, damage, or expense sustained by reason of such default.  Upon LANDLORD’S request, the TENANT shall forthwith remit to LANDLORD cash sufficient to restore such sums to the original sums deposited and TENANT’S failure to do so within ten (10) days after receipt of a demand therefor shall be a default under this Lease.  If at the end of the term of this Lease or any extension or renewal of this Lease, TENANT is not in default hereunder, the balance of the security deposit shall be returned to TENANT.

LANDLORD may deliver the funds deposited hereunder to any purchaser of, or successor to, LANDLORD’S interest in this Lease or the Premises, and thereupon LANDLORD shall be discharged from all liability with respect to such deposit.

4.                                      Covenants of Landlord.

LANDLORD agrees as follows:

(a)                                  That so long as TENANT is not in default in the performance of any of the conditions or provisions hereof, TENANT may peaceably hold and enjoy possession of the Premises during the term of this lease without any interruption from LANDLORD or any person, firm, or corporation lawfully claiming through LANDLORD.

(b)                                 That LANDLORD will make all repairs necessary for the proper maintenance of the roof of the building and exterior walls included in the Premises, except for damage thereto caused by the negligence or willful acts of TENANT; provided, however, that TENANT shall give LANDLORD written notice of any roof defect or exterior wall defect requiring repair and

LANDLORD shall have a reasonable time after receipt of such notice to cause such repairs to be made.

(c)                                  The LANDLORD named in this Agreement may transfer and assign, in whole or in part, all its rights and obligations under this Agreement and in the Real Estate.  After such transfer or assignment the LANDLORD named in this Agreement will have no further liability to the TENANT under this Agreement for the obligations assumed by the assignee or transferee.

5.                                      Covenants of Tenant.

TENANT agrees as follows:

(a)                                  That it will pay the rent for the Premises as herein stated and all other payments and charges owing to LANDLORD pursuant to this lease at the time and in the manner herein stated, without relief from valuation and appraisement laws and with reasonable attorneys’ fees and all other expenses and costs occasioned by the nonpayment thereof and occasioned by the default by TENANT in the performance of any of the terms of this agreement to be performed by TENANT.

(b)                                 That it shall pay as and when the same become due and payable the entire cost of all electricity, gas, water, sewerage, and other utilities and services used in or about the Premises, and it will not permit the charges therefor to become delinquent.

(c)                                  That it will pay all real estate taxes assessed against the Premises and payable during the term of this lease.  TENANT shall pay the installments of real estate taxes to LANDLORD on or before April 15 and October 15 of each year during the term of this lease upon presentation of receipts by LANDLORD.  TENANT shall pay all other assessments to LANDLORD not less than ten (10) days before such assessment is payable.

(d)                                 That it shall procure, maintain, and deliver to LANDLORD in companies to be approved by LANDLORD policies of fire, tornado, hazard, and extended risk insurance in an amount of not less than the full replacement value of the buildings and improvements now or hereafter situated upon the real estate which insurance shall insure the buildings and improvements now or hereafter erected upon the real estate against damage by fire, tornado, and other hazards generally covered by comprehensive policies of extended risk insurance.  TENANT shall pay all premiums on said policies as and when the same become due and payable and said policies shall contain a loss payable clause making such insurance payable to LANDLORD, to TENANT, and to any mortgagee of LANDLORD as their respective interests may appear.  All of such policies of insurance shall be issued by insurers authorized to do business in the State of Indiana and shall provide that the coverage not be cancelled without at least ten (10) days prior written notice to LANDLORD, TENANT, and LANDLORD’S mortgagee, and that any losses shall be payable notwithstanding any act or negligence of TENANT or LANDLORD which might otherwise result in forfeiture of the insurance.  Copies of such insurance policies shall be delivered to LANDLORD, together with satisfactory evidence of payment of all required premiums, prior to the commencement of any coverage period.

(e)                                  That at its cost and expense it will make all repairs and will take all action necessary for the proper maintenance of the Premises, both internal and external, inclusive of lawn, lawn sprinkler system, tire protection system, except for roof and exterior wall repairs to be made by LANDLORD pursuant to paragraph 4(b) hereof; and upon the termination of this lease by lapse of time or otherwise, it will peaceably yield up possession of the Premises in the same condition and repair as received, loss by fire, lightning, windstorm, and ordinary wear and tear excepted.

In the event TENANT shall fail to provide such necessary repairs and maintenance, LANDLORD shall have the option, but not the obligation, to cure such default for the account and at the expense of TENANT either during or after the term of this lease, and any payments so made by LANDLORD shall be additional debt owing by TENANT to LANDLORD, shall become immediately due and payable, and shall bear interest at the rate of one percent (1%) per month from the date of payment.

(f)                                    That LANDLORD shall not be liable for any injuries or damage to the property of TENANT or for any loss or damage of any kind sustained by TENANT by reason of any defective condition of the Premises or by reason of any occurrence in or about the Premises except if the LANDLORD is in breach of its obligation hereunder which causes said injury or damage.

(g)                                 That it shall not assign this lease or any option or right granted to it by this lease nor shall it sublet the Premises or any portion thereof without first obtaining the written consent of LANDLORD, which consent shall not be unreasonably withheld.  Any such assignment or subletting permitted by LANDLORD shall not relieve or release TENANT from any of its obligations, covenants, undertakings, representations, warranties, and indemnifications set forth in this lease.

(h)                                 That it will use the Premises for light assembly/manufacturing and such additional purposes normally ancillary and related thereto.  TENANT shall use the Premises in such a manner that the reputation of the building and adjoining areas shall not be injured and in accordance with all ordinances of Elkhart County, all laws of the State of Indiana, and all other lawful rules and regulations which are now or may hereafter be in effect.  TENANT shall maintain the Premises in a safe, clean, and presentable condition and shall not commit waste.  TENANT shall be responsible for any and all building repairs or renovations or changes required that are deemed necessary by codes for TENANT to operate a light assembly/manufacturing business.

(i)                                     That it will not make any structural or cosmetic changes, alterations, or additions to the Premises without first having obtained the written consent of LANDLORD, which consent shall not be unreasonably withheld.  If any such alterations, changes, or additions are permitted by LANDLORD to be made, then the same shall forthwith be and become a part of the Premises and belong absolutely to LANDLORD and not subject to removal, change, or destruction by TENANTS; provided, however, that upon the termination or expiration of this lease, TENANT shall have the right to remove from the Premises any and all items of personal property which can be removed without material damage to the Premises.  The cost of repairing any damage caused by such removal shall be paid by TENANT.

If said changes, alterations, or additions are permitted to be made, the cost thereof shall be paid by TENANT whenever the same shall become due and payable and it shall not permit any mechanic’s lien or other lien to be filed against or attached to the Premises or any part thereof for any purpose whatsoever.  In the event any such lien is filed against or attached to the Premises or any part thereof as a result of such changes, alterations, or additions, TENANT shall forthwith take any and all action and make such payments as may be required to fully discharge such lien.

(j)                                     That it shall procure and maintain at its expense throughout the term of this lease, or any additional period during which it is in possession the Premises, policies of insurance with a responsible company or companies approved by LANDLORD indemnifying and protecting LANDLORD and TENANT against loss, claims, actions, suits for damage or damages, including exemplary or punitive damages, claimed to be directly or indirectly, in whole or in part, due to the condition of the Premises or any part thereof or any appurtenances thereto or equipment thereon or due to the happening of any occurrence in or about the Premises or due to any act, omission, or negligence of TENANT or any agent, employee, or tenant of TENANT.  Such insurance shall have maximum coverage limits as may be mutually agreed between LANDLORD and TENANT; but, in no event shall the limits thereof be less than One Million Dollars ($1,000,000.00) for each occurrence whether such losses, claims, or damages result from bodily injury or damage to property.

(k)                                  That LANDLORD by and through its designated representative shall have the right at all reasonable times to enter upon the Premises for the purpose of examining, exhibiting, repairing, altering, or making additions to the Premises, provided that such actions by LANDLORD shall not unduly interfere with the use of the Premises by TENANT.  The LANDLORD also shall have the right to exhibit the Premises to prospective purchasers or tenants during the last six (6) months of the term of this lease or any extended term of this lease.

(l)                                     Except for claims resulting solely from the negligence of LANDLORD, TENANT shall indemnify and defend LANDLORD and the Premises at the expense of TENANT, against any and all claims, expenses, liabilities, awards, and judgments, including costs of defense and reasonable attorneys’ fees, arising from the management of the Premises by TENANT or from any occurrence on or about the Premises or from any default by TENANT hereunder or any act, omission, or from the negligence of TENANT or its agents, employees, licenses, or invitees.  Except for claims resulting solely from the negligence of TENANT, LANDLORD shall indemnify and defend TENANT against any and all claims, expenses, liabilities, awards and judgements, including costs of defense and reasonable attorney’s fees arising from the management of the Premises by LANDLORD or from any default by LANDLORD hereunder or any act, omission, or from the negligence of LANDLORD or its agents, employees, licensees, or invitees.

(m)                               That it will not engage in the generation, storage, or transportation of any hazardous waste materials or in the operation of a hazardous waste facility on the Premises.  TENANT shall indemnify LANDLORD completely and unconditionally without limitation as to time against any costs, expenses, claims, liabilities, awards, and judgments of any type or nature related to or arising from removal or remedial action incurred as a result of any governmental order, award, or judgment occurring as the result of the generation, storage, transportation, or disposal of hazardous materials on the Premises or the noncompliance by TENANT or the Premises with any existing regulation, law, rule, or ordinance pertaining to environmental matters or hazardous materials by TENANT.  The indemnification shall include, but shall not be limited to, the cost of defense incurred by LANDLORD, court costs, expenses, attorneys’ fees judgments, awards, expense of investigation, and any other related expense arising or claimed to have arisen from any environmental claim of any type pertaining to the Premises or the conduct of TENANT on or about the Premises.

(n)                                 TENANT covenants that it has examined and inspected the Premises and accepts the same in the condition they are now in and without warranty, express or implied; and TENANT is not in any way relying upon any statements, representations, or warranties by LANDLORD or LANDLORD’S agents with regard to the condition of the Premises.

6.                                      Destruction of Premises.

In the event the Premises are damaged or destroyed by fire, lightning, windstorm, or other hazard, and the Premises become untenantable, dangerous, or unfit for occupancy or use by TENANT, LANDLORD shall have a period of thirty (30) days from the date of such damage or destruction to notify TENANT of its intention to make the Premises fit for occupancy.  In the event LANDLORD does not give TENANT such notice of intention within thirty (30) days from the date of such damage or destruction or in the event LANDLORD gives such notice but fails to have the Premises made fit for occupancy within ninety (90) days after the date of such damage or destruction, TENANT shall have the option to terminate this lease by serving upon LANDLORD its written notice of termination and TENANT shall not be liable for any rental payments as of the date of such damage or destruction.  The rent shall abate for any period during which the Premises are untenantable, and LANDLORD shall refund to TENANT any prepaid but unearned rent for such untenantable period.

7.                                      Option to Extend.

TENANT shall have the option to extend the term of this lease, for unlimited number of Three (3) year periods with Annual CPI Adjustments, and upon such terms and conditions and time as LANDLORD and TENANT shall mutually agree upon in writing.  This option to extend shall exist only in the event TENANT is not then in default under any of the terms and conditions of this lease.  In the event LANDLORD and TENANT do not enter into a written agreement prior to March 1, 2009, for the first extension, setting forth all of the rents, conditions, and provisions for such extended term then this provision for extension shall be void and of no further force and effect.  Each additional extension must be executed in writing more than six months nor to the end of the current term an order for this provision to apply.  In the event the required six months notice to extend is not received, the lease will automatically extend for the next option period.

8.                                      Waiver of Subrogation.

LANDLORD and TENANT, and all parties claiming by, under or through them, hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance in connection with property on or activities conducted on the Premises regardless of the cause of the damage or loss.

9.                                      Holdover by Tenant.

LANDLORD and TENANT agree that if TENANT holds over or occupies the Premises beyond the term or any extended term of this lease with or without the consent of LANDLORD (it being agreed that there shall be no such holding over or occupancy without LANDLORD’S written consent), TENANT shall occupy the Premises as a tenant from month to month and all other terms and provisions of this lease pertaining to TENANT’S obligations shall be applicable.  Nothing herein contained shall limit or prohibit the right of LANDLORD to obtain a judgrnent of immediate possession and damages in the event TENANT shall hold over or occupy the Premises beyond the term or extended term of this lease without LANDLORD’S written consent.

10.                               Landlord’s Right to Cure Defaults.

LANDLORD may, but shall not be obligated to, cure at any time after thirty (30) days notice, any default by TENANT under this lease; and whenever LANDLORD so elects, all costs and expenses incurred by LANDLORD in curing such default, including without limitation, reasonable attorneys’ fees, together with interest on the amount of costs and expenses so incurred at the rate of twelve percent (12%) per annum, shall be paid by TENANT to LANDLORD on demand, and shall be recoverable as additional rent.  In the event the default on the part of the LANDLORD concerns the condition of the roof, the LANDLORD shall not be considered to be in default, if after being made aware of the condition of the roof by the TENANT, the LANDLORD has commenced repairs of the roof within thirty (30) days of notification by the TENANT.

11.                               Condemnation.

In the event the Premises or any portion thereof are condemned for any public use or purpose by any legally constituted authority and by reason thereof the Premises are rendered untenantable or unsuitable for use by TENANT, then this lease shall terminate from the time when possession taken by such public authority and the rental and other payments shall be accounted for between LANDLORD and TENANT as of the date of the surrender of possession.  Such termination shall be without prejudice to the rights of either LANDLORD or TENANT to recover compensation from the condemning authority for any loss or damage caused by such condemnation.  Neither LANDLORD nor TENANT shall have any rights in or to any award made to the other by the condemning authority.

12.                               Default of Tenant.

The occurrence of any one or more of the following events shall be considered a default by TENANT:

(a)                                  Failure of TENANT to perform any covenant or obligation under this lease within thirty (30) days after written notice of default is received from LANDLORD, except TENANT’S failure to make rental payments with a ten (10) day grace period for which no written notice of default is required from LANDLORD.

(b)                                 The assignment by TENANT of any of TENANT’S assets for the benefit of creditors.

(c)                                  The levying of a Writ of Execution or Attachment against TENANT’S property if not released or discharged within ninety (90) days thereafter.

(d)                                 The commencement in a court of competent jurisdiction of proceedings for TENANT’S: reorganization, liquidation, involuntary dissolution, adjudication as a bankrupt, insolvency, or for the appointment of a receiver of the TENANT’S assets, if such proceedings are not dismissed or any receiver, trustee, or liquidator appointed therein discharged within ninety (90) days after the institution of the proceedings.

13.                               Hazardous Material.

TENANT agrees to neither cause not permit any Hazardous Material to be brought upon, kept or used in or about the real estate by anyone, including TENANT and its agents, employees, contractors or invitees, without the prior written consent of LANDLORD (which LANDLORD shall not unreasonably withhold as long as TENANT demonstrates to LANDLORD reasonable satisfaction that such Hazardous Material is necessary or useful to TENANT’s business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the real estate).  If TENANT breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the real estate caused or permitted by TENANT results in contamination of the real estate, then as a result of such contamination TENANT shall indemnify, defend and hold LANDLORD harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution of value of the real estate, damages for the loss or restriction on use of usable space or of any amenity of the real estate, damages, costs or expenses of remediation required or deemed necessary by TENANT, and sums paid in settlement of claims, attorney’s fees, consultant fees and expert fees) which arise during or after the completion or termination of this Agreement.  This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the real estate.

As used herein, the term “Hazardous Material” means any hazardous or toxic substances material or waste which is or become regulated by any local governmental authority, the State of Indiana or the Untied States Government.  The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous substance” under I.C. 13-78.7-1 of the Indiana Hazardous Substance Response Trust Fund Act; (ii) petroleum; (iii) asbestos; (iv) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C § 1317); (v) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C § 6901 et seq. (42 U.S.C. § 6903); (vi) defined as a hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601) or (vii) defined as a “regulated substance” pursuant to Subchapter IX, Solid Waste Disposal Act (regulation of Underground Storage Tanks), 42 U.S.C. § 6991 et seq. (42 U.S.C. § 6991).

In the event of default by the TENANT and this contract is terminated either voluntarily or by other legal means the TENANT’s environmental liability extends beyond the life of this contract for any and all environmental damage that may be caused to the property during the life of this contract.

In the same manner, LANDLORD agrees to indemnify and hold TENANT harmless from any claims, damages, costs, or expense, including reasonable attorney’s fees, for any event or condition which is a violation of the applicable laws and regulations relating to the environment which occurred or existed prior to TENANT’s occupancy of the premises, whether or not such violation or condition is discovered during the initial environmental survey.  This indemnity shall survive the termination of the Lease Agreement.

14.                               Remedies of Landlord.

If TENANT defaults in payment of any rent or expenses required by this lease, or if TENANT shall be in default in the performance of any other covenant, agreement, or condition of this lease which are not cured, TENANT shall at once deliver peaceable possession of the Premises to LANDLORD.  If TENANT fails to do so, LANDLORD may declare the lease term ended and may reenter and take possession of the Premises.  In the event LANDLORD elects to reenter the property, LANDLORD may either declare the lease term ended for all or any part of the Premises or, without terminating the lease, may from time to time make such alterations or repairs as may be necessary to relet the Premises.  LANDLORD may then relet all or any part of the Premises for such rent and other conditions as LANDLORD in LANDLORD’S sole discretion determines advisable. All rentals received by LANDLORD from such reletting shall be applied first to the payment of any indebtedness other than rent due from TENANT to LANDLORD, next to the payment of any costs or expenses of such reletting (including brokerage fees and attorney fees and the costs of such alterations and repairs), and finally to the payment of rent and additional charges due and unpaid under this lease, together with interest at the rate of twelve (12%) per year.  The residue, if any, shall be held by LANDLORD and applied to the payment of future rent as it may become due and payable under this lease.  Upon such reentry, LANDLORD either with or without due process of law may remove TENANT or any persons occupying the property using such force as may be reasonably necessary to do so and may then relet without waiving any remedies which otherwise might be used for rental arrearage or breach of the lease provisions.  The acceptance of rent by LANDLORD, whether in a single instance or repeatedly or after any knowledge of TENANTS breach of payment, shall not be construed as a waiver of any of LANDLORD’S rights to proceed under the remedies provided by this lease or provided by applicable law.

15.                               Waiver.

No waiver by LANDLORD or TENANT of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant, or condition hereof, regardless of LANDLORD’S knowledge of such breach when such rent is accepted.  No covenant, term or condition of this lease shall be deemed waived by LANDLORD or TENANT unless waived in writing.

16.                               Notices.

In the event any party hereto desires or is required to give notice pursuant to the terms of this lease agreement, such notice shall be sufficient if delivered in person or if mailed by certified mail or registered mail, postage prepaid and requesting a return receipt, to the following addresses:

TO LANDLORD:                                                 Fink Management, LLC

                                                                                2331 Sylvan Lane

                                                                                Elkhart, IN 46514

TO TENANT:                                                       Mr. Kelly Bodway

                                                                                302 Peoples Ave.

                                                                                Rockford, IL 61104

17.                               Partial Invalidity.

If any provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this lease shall be valid and unenforceable to the fullest extent permitted by law

18.                               Paragraph Headings, Number and Gender.

This lease shall be construed with reference to paragraph headings which are inserted only for convenience of reference. The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

This lease shall be construed with reference to paragraph headings which are inserted only for convenience of reference.  The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

19.                               Entire Agreement; Successors.

This lease agreement constitutes the entire agreement of the parties with respect to each and all of the terms of lease of the Premises and shall not be altered or amended except by written agreement of the parties.  This agreement shall be construed and interpreted in accordance with the laws of the State of Indiana and shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

20.                               Brokers

LANDLORD and TENANT each represent to the other that it has not dealt with any finder or real estate broker other than FM Stone Commercial and that no finder or real estate broker was in any way connected with the transaction contemplated hereby.  Neither LANDLORD nor TENANT has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than those set forth in Exhibit “B”, attached, who shall be paid by LANDLORD pursuant to separate agreement.

IN WITNESS WHEREOF, the parties have executed this agreement of lease this day and year first above written.

BY:	/s/ Elizabeth Sue Fink		By:	/s/ Kelly Bodway - Gunite
	LANDLORD			TENANT

STATE OF ILLINOIS		)
) SS:
COUNTY OF WINNEBAGO		)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Kelly Bodway acknowledged the execution of the foregoing Lease Agreement.

Witness my hand and Notarial Seal this 12th day of 2002.

My Commission expires:

/s/ Virginia L. Neal
8/27/05	Notary Public

Residing in Ogle County